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                                                                     EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT



We consent to the incoporation by reference in Registration No. 333-38971 of Community Savings Bankshare, Inc. on Form S-8 of our report on the consolidated financial statements of Community Savings Bankshares, Inc. as of and for the year ended December 31, 1998, dated February 11, 1999 appearing in this Annual Report on Form 10-K of Community Savings Bankshares, Inc. for the year ended December 31, 1998.



                                        Crowe, Chizek and Company LLP


Grand Rapids, Michigan
March 25, 1999